SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MACRO SECURITIES DEPOSITOR, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	20-1072523 (I.R.S. Employer Identification No.)
73 Green Tree Drive #9 Dover, Delaware (Address of Principal Executive Offices)	19904 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Act and is effective pursuant to General Instruction A.(d) please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-150283

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
MacroShares $100 Oil Down Shares	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(None)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrants' Securities to be Registered.

See the information set forth under the headings "Description of the Down MacroShares" and "Description of the Trust Agreements" in the Prospectus of the Registrant, as filed with the Securities and Exchange Commission on June 24, 2008.

Item 2.   Exhibits.

4.1.1	Short Form $100 Oil Down Trust Agreement, dated April 24, 2008*
4.1.2	Amended and Restated MacroShares $100 Oil Down Trust Agreement, dated June 23, 2008*
4.3	Participants Agreement, dated June 23, 2008*
4.4.1	1992 ISDA Master Agreement, dated June 23, 2008*
4.4.2	Schedule to 1992 ISDA Master Agreement, dated June 23, 2008*
4.5	Confirmation evidencing the Income Distribution Agreement, dated June 23, 2008*
4.6	Master Confirmation evidencing the Settlement Contract, dated as of June 23, 2008, with form of supplemental confirmation attached*

———————

*

Incorporated by reference to Amendment No. 2 to the Registration Statement of the Registrant on Form S-1 (No. 333-150283) and the exhibits thereto, as filed on June 24, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Act of 1934, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 30, 2008

MACRO SECURITIES DEPOSITOR, LLC

By:	/s/ Samuel Masucci
Name:	Samuel Masucci, III
Title:	President and Principal Executive Officer